UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

HWH International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41254	87-3296100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HWH	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

HWH International Inc., a Delaware corporation (the “Registrant”), and its wholly owned subsidiary, HWH International Inc., a Nevada corporation (referred to herein as the “Surviving Company”), entered into an Agreement and Plan of Merger, dated as of November 12, 2025 (the “Merger Agreement”), with the Surviving Company continuing as the surviving corporation following the merger of the Delaware parent and the Nevada subsidiary (the “Reincorporation Merger”).

Pursuant to the Merger Agreement, at the Effective Time (as hereinafter defined), the Surviving Company will succeed to the assets, continue the business and assume the rights and obligations of the Registrant existing immediately prior to the Effective Time. The Reincorporation Merger is expected to be consummated when the certificates of merger filed with the Secretary of State of the State of Nevada (the “Nevada Certificate of Merger”) and the Secretary of State of the State of Delaware (the “Delaware Certificate of Merger”) become effective on November 14, 2025 at 11:00PM Eastern Time (the “Effective Time”). Copies of the Nevada Certificate of Merger and the Delaware Certificate of Merger are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are each incorporated herein by reference. The Merger Agreement and transactions contemplated thereby were approved by the majority of the Registrant’s shareholders by written consent on October 10, 2025 and by the sole stockholder of the Surviving Company on October 10, 2025. Pursuant to Rule 12g-3 under the Exchange Act, the shares of common stock of the Surviving Company, as successor issuer, will be deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended. The shares of common stock of the Surviving Company will continue to be listed for trading on the Nasdaq Stock Market under the symbol “HWH” and the Surviving Company will continue to use the name “HWH International Inc.”

At the Effective Time, pursuant to the Merger Agreement, each outstanding share of common stock of the Registrant, is to be automatically converted into one share of common stock of the Surviving Company and the Surviving Company is to assume all of the Registrant’s outstanding convertible securities and each outstanding convertible security shall be converted into and become the right to purchase or receive the same number of shares of Surviving Company Common Stock, at the same exercise price or conversion price per share and upon the same terms and subject to the same conditions as set forth in the applicable security as in effect immediately prior to the Effective Time.

Pursuant to the Merger Agreement, at the Effective Time, the directors and officers of the Surviving Company immediately prior to the Reincorporation Merger, who are also the current directors and officers of the Registrant, will remain the directors and officers of the Surviving Company and continue their respective directorship or services with the Surviving Company on the same terms as their respective directorship or service with the Registrant immediately prior to the Effective Time.

As of the Effective Time, the Surviving Company is to be subject to the Nevada Revised Statutes and governed by the Surviving Company’s Amended and Restated Certificate of Incorporation and its bylaws, which are included as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

The description of the Reincorporation Merger and the Merger Agreement contained in this Item 1.01, does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 above is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 12, 2025, by and between HWH International Inc., a Delaware company, and HWH International Inc., a Nevada company
3.1	Nevada Certificate of Merger
3.2	Delaware Certificate of Merger
3.3	Amended and Restated Articles of Incorporation of HWH International Inc.
3.4	Bylaws of HWH International Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2025	HWH INTERNATIONAL INC.

	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Chief Financial Officer